UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 04, 2024

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on February 1, 2024, Interactive Strength Inc. (the "Company") entered into a Credit Agreement (the “Credit Agreement”) with Vertical Investors, LLC (the “Lender”), pursuant to which the Company received a term loan from the Lender in the original principal amount of $7,968,977.74 (the “Loan”). As previously disclosed, on March 29, 2024, the Company issued to the Lender 1,500,000 shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (collectively, the “Preferred Stock”), upon the conversion of $3.0 million of the Loan.

As previously disclosed, on April 24, 2024, the Company entered into a Loan Modification Agreement (the “Modification Agreement”) with the Lender, pursuant to which the Lender was issued 1,500,000 shares of the Company’s Preferred Stock in exchange for which the principal amount of the Loan was reduced by $3,000,000.

As of September 4, 2024, the outstanding principal amount of the Loan was $4,957,863.06 (the “Loan Amount”).

On September 4, 2024, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with the Lender, pursuant to which the Company and Lender have agreed to reduce the Loan Amount by $100,000 in exchange for the issuance of 200,000 shares (the “Exchange Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) to the Lender at a price per Exchange Share of $0.50 (which is above the Common Stock’s closing price of $0.4501 per share on September 3, 2024). The Exchange Shares will not contain a restrictive legend under the Securities Act of 1933. As a result of this transaction, the outstanding principal amount of the Loan is $4,857,863.06.

The foregoing description of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance of the Exchange Shares of the Company’s Common Stock in exchange for a reduction in the Loan Amount was made by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such act on the basis that these offers constituted an exchange with existing holders of the Company’s securities, and no commission or other remuneration was paid to any party for soliciting such exchange.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Exchange Agreement, by and between Interactive Strength Inc. and Vertical Investors, LLC, dated September 4, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	September 10, 2024	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)